Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of Sonic Jet Performance, Inc.
on Form S-8 of our report dated May 9, 2001 appearing in the Annual Report on Form 10-k of Sonic Jet Performance,
Inc. for the year ended December 31, 2000.


/s/ Singer Lewak Greenbaum & Goldstein LLP
__________________________
Singer Lewak Greenbaum & Goldstein, LLP

Los Angeles California
February 6, 2002